Exhibit 2.5

REAL ESTATE MATTERS AGREEMENT

This Real Estate Matters Agreement (this “Agreement”) is entered into on [●], by and between HEWLETT PACKARD ENTERPRISE COMPANY, a Delaware corporation (“Houston”) and SEATTLE SPINCO, INC., a Delaware corporation (“Seattle”).

R E C I T A L S:

WHEREAS, effective as of the Go Live Date and in accordance with the Separation and Distribution Agreement dated as of [●], by and between the parties (the “Separation Agreement”), Houston has transferred or will transfer to Seattle, certain assets owned by Houston but necessary to the Seattle Business;

WHEREAS, effective as of the Go Live Date and in accordance with the Separation Agreement, Seattle has transferred or will transfer to Houston, certain assets owned by Seattle but necessary to the Houston Business; and

WHEREAS, the parties desire to set forth certain agreements regarding real estate matters.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1            Definitions. The following terms, as used herein, shall have the meanings stated below. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement.

(a)                “Actual Completion Date” means, with respect to each Houston Property and each Seattle Property, the date upon which completion of the transfer, assignment, lease or sublease of that property actually takes place.

(b)               “Additional Properties” means any leased or owned properties acquired by Houston or Seattle after the date of the Separation Agreement and before the Go Live Date.

(c)                “Allocation Principle” means the principle that: (1) (A) any properties that are over 50% occupied by one party will be allocated in full to such party, except (B) sites where significant investments in infrastructure by one party (e.g., labs, data centers) may prompt an alternative strategy; and (2) the party with less than 50% occupancy is generally proposed to move to another location to enable consolidation of other operations by the majority occupier.

(d)               “Colocation Sites Spreadsheet” means the spreadsheet prepared by Houston entitled “Colocation Sites” and attached as Schedule 2, as updated from time to time prior to the Go Live Date by mutual written agreement of the parties.

(e)                “Damaged Property” has the meaning ascribed to such term in Section 2.14(a).

(f)                “Employee Matters Agreement” means that certain Employee Matters Agreement, dated as of September 7, 2016, by and among Houston, Seattle and Miami.

(g)               “Excluded Personal Property” means that certain equipment, office equipment, trade fixtures, furniture and any other personal property located at each Property but which does not form part of the Property which is scheduled as excluded personal property on any assignment, lease or sublease entered into between Houston and Seattle.

(h)               “Go Live Date” means [●].

(i)                 “Houston Lease” means, in relation to each Houston Property, the lease(s) or sublease(s) or license(s) under which Houston or its applicable Subsidiary holds such Houston Property and any other supplemental document completed prior to the Actual Completion Date.

(j)                 “Houston Leaseback Properties” means each of (a) those Houston Owned Properties identified as “Owned” by Houston and identified in the “Leaseback Properties” column of the Owned and Leased Properties Spreadsheet, with respect to part of which Seattle is to grant a lease back to Houston and (b) those Houston Leased Properties identified as “Leased” by Houston and identified in the “Leaseback Properties” column of the Owned and Leased Properties Spreadsheet, with respect to part of which Seattle is to sublease back to Houston. Houston Leaseback Properties will be transferred through deed transfer or lease assignment (as applicable) by Houston (or its Subsidiaries) to Seattle (or its Subsidiaries) and a portion of which will then be leased or subleased (as applicable) back to Houston (or its Subsidiaries) as of the Go Live Date.

(k)               “Houston Leased Properties” means those Properties identified as “Leased” by Houston and its Subsidiaries (other than Seattle and Seattle’s Subsidiaries) and listed in the Owned and Leased Properties Spreadsheet, which Properties are currently held under lease by Houston (or its Subsidiaries) and will be transferred by lease assignment to Seattle (or its Subsidiaries) as of the Go Live Date subject to obtaining the necessary Lease Consent.

(l)                 “Houston New Lease Properties” means those Properties identified as “Owned” by Houston and its Subsidiaries (other than Seattle and Seattle’s Subsidiaries) and listed in the “Sublease and New Lease Properties” area of the Colocation Sites Spreadsheet, which Properties are currently owned by Houston (or its Subsidiaries) and a portion of which will be leased to Seattle (or its Subsidiaries) as of the Go Live Date.

(m)             “Houston Owned Properties” means those Properties identified as “Owned” by Houston and its Subsidiaries (other than Seattle and Seattle’s Subsidiaries) and listed in the Owned and Leased Properties Spreadsheet, which Properties are currently owned by Houston (or its Subsidiaries) and will transfer by deed to Seattle (or its Subsidiaries) as of the Go Live Date.

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(n)               “Houston Property” means the Houston Owned Properties, the Houston Leased Properties, the Houston Sublease Properties, the Houston New Lease Properties, the Houston Leaseback Properties and any Additional Properties.

(o)               “Houston Sublease Property” means those Properties identified as “Leased” by Houston and its Subsidiaries and listed in the “Sublease and New Lease Properties” area of the Colocation Sites Spreadsheet, which Properties are currently leased by Houston (or its Subsidiaries) and a portion of which will be subleased to Seattle (or its Subsidiaries) as of the Go Live Date subject to obtaining the necessary Lease Consents.

(p)               “Landlord” means the landlord or sublandlord under a Houston Lease or Seattle Lease, and its successors and assigns, and includes the holder of any other interest which is superior to the interest of the landlord or sublandlord under such Houston Lease or Seattle Lease.

(q)               “Lease Assignment Form” means the form of lease assignment attached hereto as Exhibit 2.

(r)                 “Lease Consents” means all consents, waivers or amendments required from the Landlord or other third parties under the Relevant Leases to assign the Relevant Leases to Seattle or Houston, as applicable, or to sublease the Sublease Properties to Seattle or Houston, as applicable, or to lease or sublease the Leaseback Properties to Seattle or Houston, as applicable.

(s)                “Lease Form” means the form of lease attached hereto as Exhibit 3.

(t)                 “Leaseback Properties” means the Seattle Leaseback Properties and the Houston Leaseback Properties.

(u)               “New Lease Properties” means the Seattle New Lease Properties and the Houston New Lease Properties.

(v)               “Notice Date” has the meaning ascribed to such term in Section 2.12(c).

(w)             “Owned and Leased Properties Spreadsheet” means the spreadsheet prepared by Houston entitled “Owned & Leased Properties to be Transferred” and attached as Schedule 1, as updated from time to time prior to the Go Live Date by mutual written agreement of the parties.

(x)               “Properties” means the Houston Properties and the Seattle Properties.

(y)               “Real Estate Services” means any services relating to the occupation or use of a Houston Property or the carrying out of either the Seattle Business or Houston’s other businesses at a Houston Property, including, without limitation, cleaning, garbage disposal, repair, maintenance, receptionist services, utilities, mail delivery, copying and facsimile services.

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(z)                “Relevant Leases” means those of Houston Leases or Seattle Leases with respect to which the Landlord’s consent is required for assignment or sublease to a third party or which prohibit assignments or subleases.

(aa)            “Responsible Party” has the meaning ascribed to such term in Section 2.9(a).

(bb)           “Retained Parts” means each of those parts of (i) the Houston Owned Properties and the Houston Leased Properties which, following transfer or assignment to Seattle, are intended to be leased or subleased to Houston, (ii) the Seattle Owned Properties and the Seattle Leased Properties which, following the Go Live Date, are intended to be leased or subleased to Seattle and (iii) those parts of the Sublease Properties and the Houston New Lease Properties which will not, and which are not intended to, be leased or subleased to Seattle in accordance with this Agreement.

(cc)            “Seattle Lease” means, in relation to each Seattle Property, the lease(s) or sublease(s) or license(s) under which Seattle or its applicable Subsidiary holds such Seattle Property and any other supplemental document completed prior to the Actual Completion Date.

(dd)          “Seattle Leaseback Properties” means each of (a) those Seattle Owned Properties identified as “Owned” by Seattle and identified in the “Leaseback Properties” column of the Owned and Leased Properties Spreadsheet, with respect to part of which Houston is to grant a lease back to Seattle and (b) those Seattle Leased Properties identified as “Leased” by Seattle and identified in the “Leaseback Properties” column of the Owned and Leased Properties Spreadsheet, with respect to part of which Houston is to sublease back to Seattle. Seattle Leaseback Properties will be transferred through deed transfer or lease assignment (as applicable) by Seattle (or its Subsidiaries) to Houston (or its Subsidiaries) and a portion of which will then be leased or subleased (as applicable) back to Seattle (or its Subsidiaries) as of the Go Live Date, subject to obtaining the necessary Lease Consents.

(ee)            “Seattle Leased Properties” means those Properties identified as “Leased” by Seattle and its Subsidiaries and listed in the Owned and Leased Properties Spreadsheet, which Properties are currently held under lease by Seattle (or its Subsidiaries) and will be transferred by lease assignment to Houston (or its Subsidiaries) as of the Go Live Date subject to obtaining the necessary Lease Consents.

(ff)             “Seattle New Lease Properties” means those Properties identified as “Owned” by Seattle and its Subsidiaries and listed in the “Sublease and New Lease Properties” area of the Colocation Sites Spreadsheet, which Properties are currently owned by Seattle (or its Subsidiaries) and a portion of which will be leased to Houston (or its Subsidiaries) as of the Go Live Date.

(gg)           “Seattle Owned Properties” means those Properties identified as “Owned” by Seattle and its Subsidiaries and listed in the Owned and Leased Properties Spreadsheet, which Properties are currently owned by Seattle (or its Subsidiaries) and will transfer by deed to Houston (or its Subsidiaries) as of the Go Live Date.

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(hh)           “Seattle Property” means the Seattle Owned Properties, the Seattle Leased Properties, the Seattle Sublease Properties, the Seattle New Lease Properties and the Seattle Leaseback Properties and any Additional Properties.

(ii)               “Seattle Sublease Property” means those Properties identified as “Leased” by Seattle and its Subsidiaries and listed in the “Sublease and New Lease Properties” area of the Colocation Sites Spreadsheet, which Properties are currently leased by Seattle (or its Subsidiaries) and a portion of which will be subleased to Houston (or its Subsidiaries) as of the Go Live Date subject to obtaining the necessary Lease Consents.

(jj)               “Sublease Form” means the form of sublease attached hereto as Exhibit 4.

(kk)           “Sublease Properties” means the Seattle Sublease Properties and the Houston Sublease Properties.

Article II

PROPERTY IN THE UNITED STATES

Section 2.1            Houston Owned Property.

(a)                Houston shall convey or cause its applicable Subsidiary to convey each of the Houston Owned Properties (together with all rights and easements appurtenant thereto) to Seattle or its applicable Subsidiary, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such conveyance shall be completed on the Go Live Date.

(b)               Subject to the completion of the conveyance to Seattle or its applicable Subsidiary of the relevant Houston Owned Property, with respect to each Houston Owned Property which is a Houston Leaseback Property, Seattle shall grant to Houston or its applicable Subsidiary a lease of that part of the relevant Houston Owned Property identified in the Colocation Sites Spreadsheet and Houston or its applicable Subsidiary shall accept the same. Such lease shall be completed immediately following completion of the transfer of the relevant Houston Owned Property to Seattle or its applicable Subsidiary subject to obtaining the necessary Lease Consents.

Section 2.2            Seattle Owned Property.

(a)                Seattle shall convey or cause its applicable Subsidiary to convey each of the Seattle Owned Properties (together with all rights and easements appurtenant thereto) to Houston or its applicable Subsidiary, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such conveyance shall be completed on the Go Live Date.

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(b)               Subject to the completion of the conveyance to Houston or its applicable Subsidiary of the relevant Seattle Owned Property, with respect to each Seattle Owned Property which is a Seattle Leaseback Property, Houston shall grant to Seattle or its applicable Subsidiary a lease of that part of the relevant Seattle Owned Property identified in the Colocation Sites Spreadsheet and Seattle or its applicable Subsidiary shall accept the same. Such lease shall be completed immediately following completion of the transfer of the relevant Seattle Owned Property to Houston or its applicable Subsidiary subject to obtaining the necessary Lease Consents.

Section 2.3            Houston Leased Property.

(a)                Houston shall assign or cause its applicable Subsidiary to assign, and Seattle or its applicable Subsidiary shall accept and assume, Houston’s or its Subsidiary’s interest in the Houston Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such assignment shall be completed on the later of: (i) the Go Live Date; and (ii) the earlier of (A) the tenth (10th) Business Day after the relevant Lease Consent has been granted and (B) the date agreed upon by the parties in accordance with Section 2.12(a).

(b)               Subject to the completion of the assignment to Seattle or its applicable Subsidiary of the relevant Houston Leased Property, with respect to each Houston Leased Property which is also a Houston Leaseback Property, Seattle or its applicable Subsidiary shall grant to Houston or its applicable Subsidiary a sublease of that part of the relevant Houston Leased Property identified in the Colocation Sites Spreadsheet and Houston or its applicable Subsidiary shall accept the same. Such sublease shall be completed immediately following completion of the transfer of the relevant Houston Leased Property to Seattle or its applicable Subsidiary.

Section 2.4            Seattle Leased Property.

(a)                Seattle shall assign or cause its applicable Subsidiary to assign, and Houston or its applicable Subsidiary shall accept and assume, Seattle’s or its Subsidiary’s interest in the Seattle Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such assignment shall be completed on the later of: (i) the Go Live Date; and (ii) the earlier of (A) the tenth (10th) Business Day after the relevant Lease Consent has been granted and (B) the date agreed upon by the parties in accordance with Section 2.12(a).

(b)               Subject to the completion of the assignment to Houston or its applicable Subsidiary of the relevant Seattle Leased Property, with respect to each Seattle Leased Property which is also a Seattle Leaseback Property, Houston or its applicable Subsidiary shall grant to Seattle or its applicable Subsidiary a sublease of that part of the relevant Seattle Leased Property identified in the Colocation Sites Spreadsheet and Seattle or its applicable Subsidiary shall accept the same. Such sublease shall be completed immediately following completion of the transfer of the relevant Seattle Leased Property to Houston or its applicable Subsidiary.

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Section 2.5            Houston Sublease Properties.

(a)                Houston shall grant or cause its applicable Subsidiary to grant to Seattle or its applicable Subsidiary a sublease of that part of the relevant Houston Sublease Property identified in the Colocation Sites Spreadsheet and Seattle or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such sublease shall be completed on the later of: (a) the Go Live Date; and (b) the earlier of (i) the tenth (10th) Business Day after the relevant Lease Consent has been granted and (ii) the date agreed upon by the parties in accordance with Section 2.12(a).

Section 2.6            Seattle Sublease Properties.

(a)                Seattle shall grant or cause its applicable Subsidiary to grant to Houston or its applicable Subsidiary a sublease of that part of the relevant Seattle Sublease Property identified in the Colocation Sites Spreadsheet and Houston or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such sublease shall be completed on the later of: (a) the Go Live Date; and (b) the earlier of (i) the tenth (10th) Business Day after the relevant Lease Consent has been granted and (ii) the date agreed upon by the parties in accordance with Section 2.12(a).

Section 2.7            Houston New Lease Properties. Houston shall grant or cause its applicable Subsidiary to grant to Seattle or its applicable Subsidiary a lease of those parts of the Houston New Lease Properties identified in the Colocation Sites Spreadsheet and Seattle or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such lease shall be completed on the Go Live Date.

Section 2.8            Seattle New Lease Properties. Seattle shall grant or cause its applicable Subsidiary to grant to Houston or its applicable Subsidiary a lease of those parts of the Seattle New Lease Properties identified in the Colocation Sites Spreadsheet and Houston or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such lease shall be completed on the Go Live Date.

Section 2.9            Obtaining the Lease Consents.

(a)                Except with respect to any Properties which the parties agree should be dealt with by the Service Level Agreements referred to in Section 2.16, Houston and Seattle confirm that, with respect to each Houston Leased Property, Seattle Leased Property, Houston Sublease Property, Houston Leaseback Property which is a Houston Leased Property, Seattle Sublease Property and Seattle Leaseback Property which is a Seattle Leased Property, to the extent required by the Relevant Lease, an application has been made or will be made to the relevant Landlord for the Lease Consents required with respect to the transactions contemplated by this Agreement as soon as reasonably practicable following the date of this Agreement to enable sufficient time for the relevant Landlord to properly consider such application in advance of the Go Live Date. For purposes of this Section 2.9, (i) for any Property requiring a Lease Consent where the tenant, subtenant or licensee (as the case may be) prior to the Go Live Date is Houston or its Subsidiaries (other than Seattle and its Subsidiaries), Houston will have primary responsibility for requesting, negotiating and obtaining the Lease Consent and (ii) for any Property requiring a Lease Consent where the tenant, subtenant or licensee (as the case may be) prior to the Go Live Date is Seattle or its Subsidiaries, Seattle will have primary responsibility for requesting, negotiating and obtaining the Lease Consent (each party having primary responsibility of a Relevant Lease being the “Responsible Party”).

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(b)               Houston and Seattle will each use commercially reasonable efforts to obtain the Lease Consents, but the Responsible Party shall not be required to commence judicial proceedings for a declaration that a Lease Consent has been unreasonably withheld or delayed, nor shall the Responsible Party be required to pay any consideration in excess of that required by the Relevant Lease or that which is typical in the open market to obtain the relevant Lease Consent.

(c)                Seattle and Houston will promptly satisfy the lawful requirements of the Landlord, and Houston and Seattle (as applicable) will take all reasonable steps to assist the Responsible Party in obtaining the Lease Consents, including, without limitation:

(i)                 if properly required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant’s obligations contained in the Relevant Lease throughout the remainder of the term of the Relevant Lease, subject to any statutory limitations of such liability;

(ii)               if properly required by the Landlord, providing a guarantee, surety or other security (including, without limitation, a security deposit) for the obligations of Seattle or Houston, as applicable, or its applicable Subsidiary as tenant under the Relevant Lease, and otherwise taking all steps which are reasonably necessary and which Seattle or Houston, as applicable, is capable of doing to meet the lawful requirements of the Landlord so as to ensure that the Lease Consents are obtained; and

(iii)             using all commercially reasonable efforts to assist the Responsible Party with obtaining the Landlord’s consent to the release of any guarantee, surety or other security which Responsible Party or its Subsidiary may have previously provided to the Landlord and, if required, offering the same or equivalent security to the Landlord in order to obtain such release.

Notwithstanding the foregoing, (1) except with respect to guarantees, sureties or other security referenced in Section 2.9(c)(ii), Seattle or Houston, as applicable, shall not be required to obtain a release of any obligation entered into by the Responsible Party or its Subsidiary with any Landlord or other third party with respect to any Property and (2) Seattle or Houston, as applicable, shall not communicate directly with any of the Landlords for which it is not the Responsible Party unless Seattle or Houston, as applicable, can show the Responsible Party reasonable grounds for doing so.

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(d)               If, with respect to any Leased Properties, Houston and Seattle are unable to obtain a release by the Landlord of any guarantee, surety or other security which the Responsible Party or its Subsidiary has previously provided to the Landlord, Seattle or Houston, as applicable, shall indemnify, defend, protect and hold harmless the Responsible Party and its Subsidiary from and after the Go Live Date against all losses, costs, claims, damages, or liabilities incurred by the Responsible Party or its Subsidiary as a result of such guarantee, surety or other security.

Section 2.10        Occupation by Seattle.

(a)                Subject to compliance with Section 2.10(b), in the event that the Actual Completion Date for any Houston Owned Property, Houston New Lease Property, Houston Leased Property or Houston Sublease Property does not occur on the Go Live Date, Seattle shall, commencing on the Go Live Date, be entitled to occupy and receive the rental income from the relevant Houston Property (except to the extent that the same is a Retained Part) as a licensee upon the terms and conditions contained in the Houston Lease (as to Houston Leased Properties), upon the terms and conditions contained in the Sublease Form (as to Houston Sublease Properties) or upon the terms and conditions contained in the Lease Form (as to Houston Owned Properties and Houston New Lease Properties). Such license shall not be revocable prior to the date for completion as provided in Section 2.1(a), Section 2.3(a) or Section 2.5(a) unless an enforcement action or forfeiture by the relevant Landlord due to Seattle’s occupation of the Houston Property constituting a breach of the Houston Lease cannot, in the reasonable opinion of Houston, be avoided other than by requiring Seattle to immediately vacate the relevant Houston Property, in which case Houston may by notice to Seattle immediately require Seattle to vacate the relevant Houston Property. Seattle will be responsible for all costs, expenses and liabilities incurred by Houston or its applicable Subsidiary as a consequence of such occupation, except for any losses, claims, costs, demands and liabilities incurred by Houston or its Subsidiary as a result of any enforcement action or forfeiture taken by the Landlord against Houston or its Subsidiary with respect to any breach by Houston or its Subsidiary of the Relevant Lease in permitting Seattle to so occupy the Houston Property without obtaining the required Lease Consent, for which Houston or its Subsidiary shall be solely responsible.

(b)               In the event that the Actual Completion Date for any Houston Owned Property, Houston New Lease Property, Houston Leased Property or Houston Sublease Property does not occur on the Go Live Date, whether or not Seattle occupies a Houston Property as licensee as provided in Section 2.10(a), Seattle shall, effective as of the Go Live Date, (i) pay Houston all rents, service charges, insurance premiums and other sums payable by Houston or its applicable Subsidiary under any Relevant Lease (as to Houston Leased Properties), under the Lease Form (as to Houston Owned Properties or Houston New Lease Properties) or under the Sublease Form (as to Houston Sublease Properties), (ii) observe the tenant’s covenants, obligations and conditions contained in the Houston Lease (as to Houston Leased Properties) or in the Sublease Form (as to Houston Sublease Properties) and (iii) indemnify, defend, protect and hold harmless Houston and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by Seattle.

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(c)                Houston shall supply promptly to Seattle copies of all invoices, demands, notices and other communications received by Houston or its or its applicable Subsidiaries or agents in connection with any of the matters for which Seattle may be liable to make any payment or perform any obligation pursuant to Section 2.10(b), and shall, at Seattle’s cost, take any steps and pass on any objections which Seattle may have in connection with any such matters. Seattle shall promptly supply to Houston any notices, demands, invoices and other communications received by Seattle or its agents from any Landlord while Seattle occupies any Houston Property without the relevant Lease Consent.

Section 2.11        Occupation by Houston.

(a)                Subject to compliance with Section 2.11(b), in the event that the Actual Completion Date for any Seattle Owned Property, Seattle New Lease Property, Seattle Leased Property or Seattle Sublease Property does not occur on the Go Live Date, Houston shall, commencing on the Go Live Date, be entitled to occupy and receive the rental income from the relevant Seattle Property (except to the extent that the same is a Retained Part) as a licensee upon the terms and conditions contained in the Seattle Lease (as to Seattle Leased Properties) or upon the terms and conditions contained in the Sublease Form (as to Seattle Sublease Properties) or upon the terms and conditions contained in the Lease Form (as to Seattle Owned Properties or Seattle New Lease Properties). Such license shall not be revocable prior to the date for completion as provided in Section 2.2(a), 2.4(a) or 2.6(a) unless an enforcement action or forfeiture by the relevant Landlord due to Houston’s occupation of the Seattle Property constituting a breach of the Seattle Lease cannot, in the reasonable opinion of Seattle, be avoided other than by requiring Houston to immediately vacate the relevant Seattle Property, in which case Seattle may by notice to Houston immediately require Houston to vacate the relevant Seattle Property. Houston will be responsible for all costs, expenses and liabilities incurred by Seattle or its applicable Subsidiary as a consequence of such occupation, except for any losses, claims, costs, demands and liabilities incurred by Seattle or its Subsidiary as a result of any enforcement action or forfeiture taken by the Landlord against Seattle or its Subsidiary with respect to any breach by Seattle or its Subsidiary of the Relevant Lease in permitting Houston to so occupy the Seattle Property without obtaining the required Lease Consent, for which Seattle or its Subsidiary shall be solely responsible. Houston shall not be entitled to make any claim or demand against, or obtain reimbursement from, Seattle or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Houston as a consequence of being obliged to vacate the Seattle Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Houston.

(b)               In the event that the Actual Completion Date for any Seattle Owned Property, Seattle New Lease Property, Seattle Leased Property or Seattle Sublease Property does not occur on the Go Live Date, whether or not Houston occupies a Seattle Property as licensee as provided in Section 2.11(a), Houston shall, effective as of the Go Live Date, (i) pay Seattle all rents, service charges, insurance premiums and other sums payable by Seattle or its applicable Subsidiary under any Relevant Lease (as to Seattle Leased Properties), under the Lease Form (as to Seattle Owned Properties or Seattle New Lease Properties) or under the Sublease Form (as to Seattle Sublease Properties), (ii) observe the tenant’s covenants, obligations and conditions contained in the Seattle Lease (as to Seattle Leased Properties) or in the Sublease Form (as to Seattle Sublease Properties) and (iii) indemnify, defend, protect and hold harmless Seattle and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by Houston.

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(c)                Seattle shall supply promptly to Houston copies of all invoices, demands, notices and other communications received by Seattle or its or its applicable Subsidiaries or agents in connection with any of the matters for which Houston may be liable to make any payment or perform any obligation pursuant to Section 2.11(b), and shall, at Houston’s cost, take any steps and pass on any objections which Houston may have in connection with any such matters. Houston shall promptly supply to Seattle any notices, demands, invoices and other communications received by Houston or its agents from any Landlord while Houston occupies any Seattle Property without the relevant Lease Consent.

Section 2.12        Obligation to Complete.

(a)                If, with respect to any Houston Leased Property, Seattle Leased Property, Houston Sublease Property or Seattle Sublease Property, at any time the relevant Lease Consent is lawfully formally and unconditionally refused in writing, Houston, Miami and Seattle shall commence good faith negotiations and use commercially reasonable efforts to determine how to allocate the applicable Property, based on the relative importance of the applicable Property to the operations of each party, the size of the applicable Property, the number of employees of each party at the applicable Property, the value of assets associated with each business, the cost to relocate, and the potential risk and liability to each party in the event any enforcement action is brought by the applicable Landlord. Such commercially reasonable efforts shall include consideration of alternate structures to accommodate the needs of each party and the allocation of the costs thereof, including entering into amendments of the size, term or other terms of the Relevant Lease, restructuring a proposed lease assignment to be a sublease and relocating one party. If the parties are unable to agree upon an allocation of the Property within fifteen (15) days after commencement of negotiations between the parties as described above, then either party may, by delivering written notice to the other, require that the matter be referred to the Chief Financial Officers of each party. In such event, the Chief Financial Officers shall use commercially reasonable efforts to determine the allocation of the Property, including having a meeting or telephone conference within ten (10) days thereafter. If the parties are unable to agree upon the allocation of an applicable Property within fifteen (15) days after the matter is referred to the Chief Financial Officers of the parties as described above, the disposition of the applicable Property and the risks associated therewith shall be allocated between the parties as set forth in Section 2.12(b) and (c).

(b)               If, with respect to any Houston Leased Property or Seattle Leased Property, the parties are unable to agree upon the allocation of a Property as set forth in Section 2.12(a), the Responsible Party may by written notice to the other party elect to apply to the relevant Landlord for consent to sublease all of the relevant Property to the other party for the remainder of the Relevant Lease term less one (1) day at a rent equal to the rent from time to time under the Relevant Lease, but otherwise on substantially the same terms and conditions as the Relevant Lease. If the Responsible Party makes such an election, until such time as the relevant Lease Consent is obtained and a sublease is completed, the provisions of Section 2.10 and Section 2.11, as applicable, will apply and, on the grant of the Lease Consent required to sublease the Property in question, the Responsible Party shall sublease or cause its applicable Subsidiary to sublease to the other party or its Subsidiary the relevant Property in accordance with Section 2.5.

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(c)                If the parties are unable to agree upon the allocation of a Property as set forth in Section 2.12(a) and the Responsible Party does not make an election pursuant to Section 2.12(b), the Responsible Party may elect by written notice to the other party to require the other party to vacate the relevant Property by such reasonable date, which date shall allow a reasonable opportunity to make the appropriate practical arrangements to vacate the Property (considering the impact to both the Responsible Party and the other party involved), as may be specified in the notice served by the Responsible Party (the “Notice Date”), in which case the other party shall vacate the relevant Property on the Notice Date.

Section 2.13        Form of Transfer.

(a)                The conveyance to Seattle or its Subsidiary of each relevant Houston Owned Property or to Houston or its Subsidiary of each relevant Seattle Owned Property shall be in substantially the form attached as Exhibit 1, with such amendments as are reasonably required by Houston or Seattle, respectively, with respect to a particular Property, including, without limitation, those required by any covenant, condition, restriction, easement, lease or other encumbrance to which the Property is subject.

(b)               The assignment to Seattle or its Subsidiary of each relevant Houston Leased Property or to Houston or its Subsidiary of each relevant Seattle Leased Property shall be in substantially the form of the Lease Assignment Form attached as Exhibit 2, with such amendments as are reasonably required by Houston or Seattle, respectively, with respect to a particular Property, including, without limitation, in all cases where a relevant Landlord has required a guarantor or surety to guarantee the obligations of Seattle or Houston, respectively, contained in the relevant Lease Consent or any other document which Seattle or Houston, respectively, is required to complete, the giving of such guarantee by a guarantor or surety, and the giving by Seattle or Houston, respectively, and any guarantor or surety of Seattle’s or Houston’s, respectively, of direct obligations to Houston or Seattle, respectively, or third parties where required under the terms of any of the Lease Consent or any covenant, condition, restriction, easement, lease or other encumbrance to which the Property is subject.

(c)                The subleases to be granted to Seattle or its Subsidiary or Houston or its Subsidiary with respect to the relevant Houston Sublease Properties or Seattle Sublease Property shall be substantially in the form of the Sublease Form and shall include such amendments which in the reasonable opinion of Houston are necessary with respect to a particular Property or the relevant Lease Consent. Such amendments shall be submitted to Seattle for approval, which approval shall not be unreasonably withheld or delayed.

(d)               The leases and subleases to be granted by Seattle to Houston or its Subsidiary with respect to the Houston Leaseback Properties or by Houston to Seattle or its Subsidiary with respect to the Seattle Leaseback Properties shall be substantially in the form of the Lease Form or the Sublease Form, as applicable, with such amendments as are, in the reasonable opinion of Houston, necessary with respect to a particular Property. Such amendments shall be submitted to Seattle for approval, which approval shall not be unreasonably withheld or delayed.

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(e)                The leases to be granted to Seattle or its Subsidiary with respect to the Houston New Lease Properties or to Houston or its Subsidiary with respect to the Seattle New Lease Properties shall be substantially in the form of the Lease Form and shall include such amendments which in the reasonable opinion of Houston are necessary with respect to a particular Property. Such amendments shall be submitted to Seattle for approval, which approval shall not be unreasonably withheld or delayed.

(f)                Houston and Seattle agree that to the extent either party desires to pursue the separation of the master lease to a Houston Sublease Property, Seattle Sublease Property, Houston Leaseback Property that is a Houston Leased Property or Seattle Leaseback Property that is a Seattle Leased Property instead of pursuing a sublease, the other party will cooperate in such separation of master lease; provided that all costs relating thereto will be the sole responsibility of the party requesting the separation of the master lease. To the extent that the parties pursue separation of a master lease rather than a sublease but such separation of master lease has not occurred by the Go Live Date, Houston and Seattle will equitably share the space and cost of the space, pursuant to the process described in Section 2.10 and Section 2.11 for Houston Sublease Properties and Seattle Sublease Properties, respectively, that have not yet received the necessary Lease Consent.

Section 2.14        Casualty; Lease Termination.

(a)                If, prior to the Actual Completion Date (but not after the Closing Date (as defined in the Merger Agreement)), any Houston Property (or any part thereof) shall be substantially damaged or destroyed by a fire or other casualty (a “Casualty”, and any property subject to such Casualty, a “Damaged Property”), then, in any such event, (i) Houston shall promptly notify Seattle, and (ii) at Houston’s option, exercisable on or before the Actual Completion Date by written notice to Seattle, Houston shall elect in its reasonable discretion to (1) proceed to effectuate the transfer of the Damaged Property under all the terms of this Agreement; subject, however, to the following: (A) unless Houston chooses to repair the Damaged Property pursuant to clause (B) below, Seattle shall accept such Damaged Property subject to the damage or destruction in question; (B) prior to the Actual Completion Date, Houston shall have the right (but not the obligation) to repair or restore any such damage or destruction at Houston’s sole cost and expense, subject to the terms and provisions of any applicable Houston Lease, and (C) if Houston chooses not to repair or restore any such damage or destruction, Houston shall assign all of its rights and promptly make available to Seattle all insurance proceeds due or received by Houston in connection with the Casualty, or (2) substitute a substantially comparable replacement property (which may be another Houston Property or a third property, in Houston’s discretion) for the Damaged Property.

(b)               If, prior to the Actual Completion Date (but not after the Closing Date (as defined in the Merger Agreement), any Seattle Property (or any part thereof) shall be substantially damaged or destroyed by Casualty, then, in any such event, (i) Seattle shall promptly notify Houston, and (ii) at Seattle’s option, exercisable on or before the Actual Completion Date by written notice to Houston, Seattle shall elect in its reasonable discretion to (1) proceed to effectuate the transfer of the Damaged Property under all the terms of this Agreement; subject, however, to the following: (A) unless Seattle chooses to repair the Damaged Property pursuant to clause (B) below, Houston shall accept such Damaged Property subject to the damage or destruction in question; (B) prior to the Actual Completion Date, Seattle shall have the right (but not the obligation) to repair or restore any such damage or destruction at Seattle’s sole cost and expense, subject to the terms and provisions of any applicable Seattle Lease, and (C) if Seattle chooses not to repair or restore any such damage or destruction, Seattle shall assign all of its rights and promptly make available to Houston all insurance proceeds due or received by Seattle in connection with the Casualty, or (2) substitute a substantially comparable replacement property (which may be another Seattle Property or a third property, in Seattle’s discretion) for the Damaged Property.

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(c)                In addition, in the event that a Houston Lease with respect to a Houston Leased Property or a Houston Sublease Property or a Seattle Lease with respect to a Seattle Leased Property or a Seattle Sublease Property is terminated prior to the Go Live Date, (i) Houston and Seattle, respectively, shall not be required to assign or sublease such Property, (ii) Seattle and Houston, respectively, shall not be required to accept an assignment or sublease of such Property and (iii) neither party shall have any further liability with respect to such Property hereunder; provided that Seattle shall have the right to lease or sublease, as applicable, a comparable Houston Lease.

Section 2.15        Fixtures and Fittings. The provisions of the Separation Agreement and the other Transaction Documents shall apply to any equipment, office equipment, trade fixtures, furniture and any other personal property located at each Property (excluding any equipment, office equipment, trade fixtures, furniture and any other personal property owned by third parties), except for the applicable scheduled Excluded Personal Property.

Section 2.16        Services.

(a)                As necessary, Houston and Seattle each agree that, on or about the Go Live Date, they shall enter into a facility services agreement (a “Service Level Agreement”) whereby, with respect to any of the Sublease Properties, the New Lease Properties and the Leaseback Properties, each party shall agree to supply to, or perform for the benefit of, the other party (and the other party shall accept) such Real Estate Services as each party currently supplies to or performs for the benefit of the other with respect to such Properties, on the same terms and conditions as currently apply, and at the cost and other terms as set forth in the Service Level Agreements.

(b)               Notwithstanding anything to the contrary elsewhere herein, the parties agree and acknowledge that there may be circumstances in which the parties mutually agree that a formal lease or sublease will not be entered into in order to establish shared occupancy of a Property, in which case such occupancy shall be (and the Service Level Agreement referenced in Section 2.16(a) shall provide that the applicable party may occupy the relevant Property on a temporary basis) on the relevant terms and conditions set forth in the Lease Form or the Sublease Form, as applicable.

Section 2.17        Adjustments.

(a)                Houston and Seattle each acknowledge and agree that Additional Properties may be acquired by Houston or Seattle prior to the Go Live Date. Such Additional Properties shall be treated hereunder as Houston Owned Properties, Houston Leased Properties, Houston Sublease Properties, Houston New Lease Properties and/or Houston Leaseback Properties or Seattle Owned Properties, Seattle Leased Properties, Seattle Sublease Properties, Seattle New Lease Properties and/or Seattle Leaseback Properties by mutual agreement of the parties based on whether the Additional Property was acquired by or for the Seattle Business or the Houston Business. In the event that the parties are unable to agree by the Go Live Date as to how any Additional Property is to be treated, the matter shall be determined in accordance with the procedure set forth in Section 2.12(a). In the event that the parties are unable to agree within ten (10) Business Days of the Go Live Date as to the allocation of an Additional Property, the matter in dispute shall be determined in accordance with the following guidelines:

(i)                 Properties which are occupied as to fifty percent (50%) or more of the total area for the purposes of the Seattle Business shall be treated as Houston Owned Properties, Houston Leased Properties, Seattle Sublease Properties or Seattle New Lease Properties (as appropriate) and the part which is not occupied by the Seattle Business or a third party shall be treated as a Houston Leaseback Property, if applicable; and

(ii)               Properties which are occupied as to less than fifty percent (50%) for the purposes of the Seattle Business shall be treated as Seattle Owned Properties, Seattle Leased Properties, Houston Sublease Properties or Houston New Lease Properties (as appropriate) and the part which is occupied by the Seattle Business or a third party shall be treated as a Seattle Leaseback Property, if applicable.

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(b)               Following agreement or determination with respect to the Additional Properties, the parties shall enter into and complete all such documents as may be required to give effect to such agreement or determination.

(c)                Houston and Seattle each acknowledge and agree that their respective requirements with regard to each of the Properties may alter between the date of this Agreement and the Go Live Date, in which case the parties may mutually agree in writing to re-characterize the relevant Property as an Houston Owned Property, Houston Leased Property, Houston Sublease Property, Houston New Lease Property and/or Houston Leaseback Property or Seattle Owned Property, Seattle Leased Property, Seattle Sublease Property, Seattle New Lease Property and/or Seattle Leaseback Property, as appropriate.

Section 2.18        Costs. The Responsible Party shall pay all reasonable costs and expenses incurred in connection with obtaining the Lease Consents, including, without limitation, Landlord’s consent fees and attorneys’ fees and any costs and expenses relating to re-negotiation of Houston Leases and Seattle Leases, as applicable. The owner of the relevant Property shall also pay all reasonable costs and expenses in connection with the transfer of the Property, including title insurance premiums, escrow fees, recording fees, and any transfer taxes arising as a result of the transfers.

Section 2.19        Signing and Ratification. Houston and Seattle hereby ratify and authorize all signatures to any document entered into in connection with this Agreement by Houston and Seattle, or each’s respective Subsidiaries, and the parties agree that to the extent any challenges arise to the authority of any such signature from and after the date hereof, Houston and Seattle will cooperate to ratify such signatures and prepare any corporate authorizations or resolutions necessary therefor.

Section 2.20        Allocation of Properties. Houston hereby represents and warrants to Seattle that the Owned and Leased Properties Spreadsheet and the Colocation Site Spreadsheet each were prepared in accordance with clauses (1)(A) and (2) of the Allocation Principle in all material respects, subject to changes reasonably necessary as a result of the final allocation of employees among the Houston Group (on the one hand) and the Seattle Group (on the other hand) in accordance with the Employee Matters Agreement in order to remain consistent in all material respects with such allocation principles. Any amendments or revisions to the Owned and Leased Properties Spreadsheet and the Colocation Site Spreadsheet prior to the Distribution Date will be made in accordance with clauses (1)(A) and (2) of the Allocation Principle in all material respects, subject to changes reasonably necessary as a result of the final allocation of employees among the Houston Group (on the one hand) and the Seattle Group (on the other hand) in accordance with the Employee Matters Agreement in order to remain consistent in all material respects with such allocation principles.

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Article III

PROPERTY OUTSIDE THE UNITED STATES

With respect to each of the Properties located outside the United States listed in the Owned and Leased Property Spreadsheet and the Colocation Sites Spreadsheet, as well as any additional properties acquired by Houston, Seattle or a Subsidiary prior to the Go Live Date, Houston and Seattle will use the appropriate form document attached hereto, translated into the local language, if customary under local practice, and modified to comply with local legal requirements to cause the appropriate transfers, assignments, leases, subleases licenses or leasebacks to occur. Such transfers, assignments, leases, subleases licenses or leasebacks shall, so far as the law in the jurisdiction in which such property is located permits, be on the same terms and conditions as provided in Article II. In the event of a conflict between the terms of this Agreement and the terms of such local agreements, the terms of the local agreements shall prevail.

Article IV

MISCELLANEOUS

Section 4.1            Entire Agreement. This Agreement, the Separation Agreement, the other Transaction Documents and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 4.2            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. Notwithstanding the foregoing, the applicable Property transfers shall be performed in accordance with the laws of the jurisdiction in which the applicable Property is located.

Section 4.3            Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) upon delivery of e-mail (with delivery receipt confirmation requested) provided that a hard copy of the notice is sent via overnight delivery, (iv) one (1) Business Day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party’s General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

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Section 4.4            Parties in Interest. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 4.5            Counterparts. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 4.6            Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto. The Schedules and/or Exhibits attached hereto or referred to herein are an integral part of this Agreement and are hereby incorporated into this Agreement and made a part hereof as if set forth in full herein.

Section 4.7            Severability. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 4.8            Failure or Indulgence Not Waiver. No failure or delay on the part of any party hereto in the exercise of right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

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Section 4.9            Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties hereto.

Section 4.10        Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 4.11        Interpretation. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms “Article,” “Section,” “paragraph,” “clause,” “Exhibit” and “Schedule” are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (j) Houston and Seattle have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; and (k) a reference to any Person includes such Person’s successors and permitted assigns. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

Section 4.12        Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, to the extent not specified in this Agreement, shall be resolved in accordance with Article VIII (Dispute Resolution) of the Separation Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Real Estate Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

HEWLETT PACKARD ENTERPRISE COMPANY,
a Delaware corporation

By:
Name:
Title:

SEATTLE SPINCO, INC.,
a Delaware corporation

By:
Name:
Title:

[Signature Page to Real Estate Matters Agreement]